 Exhibit 10hh

MERHAV (M.N.F) LTD
10 Abba Even St.
Ackersten Tower C
Herzliya, Israel

Ampal-American Israel Corporation
10 Abba Even St.,
Ackersten Tower C
9th Floor
Herzliya, Israel

December 31, 2010

Re:                Amendment to Colombia Ethanol Project Option Agreement

Ladies & Gentlemen:

Reference is made to the Option Exercise Agreement, dated as of December 31, 2009 (the “Original Exercise Agreement”), between Merhav (m.n.f.) Ltd. (“Merhav”) and Ampal-American Israel Corporation (“Ampal”).  Capitalized terms used herein but not defined herein shall have the meanings set forth in the Original Exercise Agreement.

Merhav has informed Ampal that the Qualified Financing Date has not occurred and is unlikely to occur by December 31, 2010, which date is (i) the Termination Date under the Original Exercise Agreement and (ii) the maturity date of the $20,000,000 Amended and Restated Promissory Note, dated December 24, 2008 (as amended by the Original Exercise Agreement, the “Note”).  Merhav has requested and Ampal has agreed, that the maturity date of the Note be extended to December 31, 2011, and Ampal has requested and Merhav has agreed, that the Termination Date be extended to December 31, 2011.

To carry out the agreements set forth in the preceding paragraph, Merhav and Ampal hereby agree as follows:

1.     Amendment to Original Exercise Agreement.  The Original Exercise Agreement is hereby amended as follows:

(a)	The definition of “Termination Date” is amended in its entirety to read as follows:

“'Termination Date' means the earlier of (i) December 31, 2011 or (ii) the Qualified Financing Date.”

(b)	Section 4.3 of the Original Exercise Agreement is hereby amended to read in its entirety as follows:

“Amendment to Promissory Note:  The Promissory Note is hereby deemed amended to extend the maturity date to the earlier of (i) December 31, 2011 and (ii) the Qualified Financing Date.”

2.     Miscellaneous.  This Letter Agreement shall not derogate from or revise any provisions of the Original Exercise Agreement unless specifically stated otherwise in this Letter Agreement. Nothing expressed or referred to in this Letter Agreement will be construed to give any person or entity other than the parties to this Letter Agreement or their affiliates any legal or equitable right, remedy or claim under or with respect to this Letter Agreement or any provision of this Letter Agreement  This Letter Agreement (i) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof, (ii) may be executed by facsimile (with the same effectiveness as if an original signed copy were delivered), (iii) may be executed in counterparts and (iv) sets forth the entire understanding of the parties with respect to the subject matter hereof.

If you are in Agreement with the forgoing please sign a copy of this letter and return it to the undersigned.

MERHAV (M.N.F) LIMITED

By:	/s/ Yosef A. Maiman
Name: Yosef A. Maiman
Title: President

AMPAL-AMERICAN ISRAEL CORPORATION

By: /s/ Irit Eluz ; /s/ Yoram Firon
Name: Irit Eluz ; Yoram Firon
Title:      SVP    ;      VP